EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF AGREEMENT

OF PURCHASE AND SALE

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is dated September 25, 2008, by and between FOWLER PROPERTY ACQUISITIONS, LLC, a California limited liability company (“Assignor”) and FPA GOVERNOR PARK ASSOCIATES, LLC, a Delaware limited liability company (“Assignee”) with reference to the following:

WHEREAS, Assignor entered into an Agreement for Purchase and Sale of Improved Real Property on or about September 9, 2008 as further amended from time to time, with McMorgan Institutional Real Estate Fund I, LLC (“Seller”) (the “Purchase Agreement”);

WHEREAS, Assignor desires to assign all of its right, title, interest and obligations in the Purchase Agreement to Assignee;

WHEREAS, Assignee is willing to accept said assignment of the Purchase Agreement;

NOW THEREFORE, the parties hereto agree as follows:

1. Assignor hereby assigns all of its right, title, interest and obligations under the Purchase Agreement to Assignee.

2. Effective upon Assignor’s assignment pursuant to Paragraph 1, Assignee accepts said assignment and expressly assume the Assignor’s rights and obligations pursuant to the Purchase Agreement and all amendments thereto, including, but not limited to, Assignor’s liability with respect to the representations and warranties set forth in Section 9 of the Agreement, and all other indemnities and covenants contained therein. Notwithstanding the foregoing, Assignor shall remain liable, and shall not be released from its obligations under the Agreement as a result of this assignment.

3. Assignor represents and warrants to the Assignee that, as of the effective date of this Assignment, (i) Assignor has not previously assigned or encumbered its rights under the Purchase Agreement, (ii) Assignor has not cancelled or terminated the Purchase Agreement, (iii) no notice of default has been received from the either party under the Purchase Agreement, and (iv) to Assignor’s knowledge, Assignor is not in default under the Purchase Agreement.

4. This Assignment consists of two pages and may be signed in one or more counterparts and all such counterparts shall be treated as one agreement. Facsimile copies of signature pages of this Assignment shall be deemed originals for purposes of the creation of a fully executed, delivered and enforceable counterpart contract.

“ASSIGNOR”:

FOWLER PROPERTY ACQUISITIONS, LLC a California limited liability company

By:	/s/ Michael B. Earl
Michael B. Earl, Manager

“ASSIGNEE”:

FPA GOVERNOR PARK ASSOCIATES, LLC a Delaware limited liability company

By its Manager:

GF GOVERNOR PARK, LLC a Delaware limited liability company

By:	/s/ Michael B. Earl
Michael B. Earl, Manager